UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2012

Willis Group Holdings Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-16503	98-0352587
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, EC3M 7DQ, England and Wales (Address, including Zip Code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (44) (20) 7488-8111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On October 16, 2012, the Board of Directors (the “Board”) of Willis Group Holdings Public Limited Company (the “Company”) elected Mr. Dominic Casserley to serve as the next Chief Executive Officer, effective January 7, 2013. Mr. Casserley will also be appointed as a member of the Board as of January 7, 2013. The Board of Directors also voted to elect Mr. Stephen Hearn, currently the Chairman and Chief Executive Officer of Willis Global, as Deputy Chief Executive Officer of the Company effective as of January 1, 2013. Mr. Joseph Plumeri, who has served as Chairman and Chief Executive Officer of the Company since 2000, will serve as non-executive Chairman of the Board effective January 7, 2013 through his retirement date on July 7, 2013.

Mr. Casserley, 54, is currently a senior partner of McKinsey & Company, which he joined in New York in 1983. During his 29 years at McKinsey, Mr. Casserley has been based in the U.S. for 12 years, Asia for 5 and, since 2000, has been working across Europe from London. During his time at McKinsey, Mr. Casserley led the firm’s Greater China Practice and its U.K. and Ireland Practice. Mr. Casserley has been a member of the McKinsey Shareholders Council, the firm’s global board, since 1999 and for four years served as the Chairman of the Finance Committee of that board. Mr. Casserley is a graduate of Cambridge University. Following a transition period in 2013, Mr. Casserley will be based in the Company’s New York office.

On October 16, 2012, Mr. Casserley executed an employment agreement with the Company ( the “Agreement”), following approval of such Agreement by the Company’s Board and Compensation Committee of the Board (the “Compensation Committee”). The Agreement has an initial term ending on December 31, 2015 and will automatically renew for up to two additional one year renewal terms, unless either party provides notice of nonrenewal at least 90 days prior to the end of the initial term or first renewal term, as applicable. Upon a “change of control” (as such term is defined in the Agreement) the term will automatically extend until and expire upon the second anniversary of the “change of control” or, if later, December 31, 2015. Mr. Casserley’s Agreement provides for him to be paid, following his commencement of employment with the Company on January 7, 2013: (i) an annual base salary of $1,000,000, (ii) an annual incentive award with a target value of 225% of his base salary (i.e., $2,250,000), a maximum value of 400% of his base salary (i.e., $4,000,000), and a lesser value for below target performance as may be established by the Board or its Compensation Committee, such annual incentive awards described in further detail below, (iii) an annual equity-based long-term incentive award of 525% of base salary (i.e., $5,250,000) at target, and upon such other terms and conditions as may be established by the Board or its Compensation Committee for officers generally, (iv) reimbursement of his and his family’s relocation costs to the New York metropolitan area from London, England and, following his termination of employment with the Company other than for “cause” (as such term is defined in the Agreement and described below), his and his family’s return to the London metropolitan area, (v) employee benefits as are provided generally to other similarly-situated senior management employees of the Company, the use of a car and driver at his principal office location and the use of private aircraft owned or leased by the Company for business travel in accordance with the Company’s policy, and (vi) an employment commencement transition award of $1,500,000 to be paid after the completion of one year of service (i.e., January 7, 2014), 50% of which is subject to repayment if Mr. Casserley resigns without “good reason” (as such term is defined in the Agreement and described below) prior to the completion of two years of service.

With respect to Mr. Casserley’s annual incentive award, if Mr. Casserley is entitled to an annual incentive award exceeding $1,000,000 in respect of the Company’s 2013 fiscal year, then the first $1,000,000 will be paid in cash and any amounts exceeding $1,000,000 up to $2,500,000 will be paid in the form of equity-based awards, with one-third being immediately vested by reason of his completion of one year of service and the remainder subject to vesting on the second and third anniversaries of Mr. Casserley’s employment commencement date if Mr. Casserley is employed by the Company on each of the anniversary dates. One-half of such equity-based awards will be in the form of options to purchase shares of the ordinary shares of the Company, and one-half of such equity-based awards will be in the form of restricted stock units. Mr. Casserley must repay a proportionate amount of his cash annual incentive awards if he voluntarily leaves the Company’s employ before a specified date (which is generally three years), other than in the context of retirement, permanent disability, termination without “cause”, resignation for “good reason”, termination as a result of non-renewal of the Agreement by the Company, resignation following a “change of control” or termination (other than for “cause”) concurrent with or following the expiration of the Agreement.

In the event that Mr. Casserley’s employment is terminated by the Company without “cause”, Mr. Casserley resigns for “good reason” or Mr. Casserley is terminated as a result of the non-renewal of the Agreement by the Company within the first four years of employment (a “Qualifying Termination”), Mr. Casserley would be entitled to the following benefits: (i) an amount equal to two times the sum of his annual base salary and target annual incentive award, payable in installments over 24 months (the “Severance Payment”), (ii) a pro-rata portion of his annual incentive award for the year in which the termination of employment occurs, based on actual performance, payable at the same time that annual incentive awards are payable generally, (iii) payment of the employment commencement transition award described above, to the extent unpaid, (iv) continued medical coverage at the active employee rate for Mr. Casserley, his spouse and then covered dependents for up to 18 months, (v) two years of service-vesting credit (but not performance-vesting credit) for one half of the annual equity-based long-term incentive awards granted to him during the first three years of service, (vi) one year of service-vesting credit (but not performance-vesting credit) for the remainder of the annual equity-based long-term incentive awards granted to him (vii) each vested stock option held by Mr. Casserley will remain exercisable for three years following the termination date or, if earlier, the normal expiration date of the stock option, and (viii) accrued benefits including any annual incentive awards earned but unpaid for any completed fiscal year. For purposes of determining the service-vesting credit described above each annual equity-based long-term incentive award will be deemed to have been granted not later than April 30th of the year of grant and vest at a rate not greater less than 1/3rd per year on each of the first three anniversaries of the date of grant.

“Cause” means material willful misconduct or other events constituting cause. “Good reason” means (i) a change in title such that Mr. Casserley is not the Chief Executive Officer, failure to appoint Mr. Casserley to the most senior executive officer position of the Company or a requirement that Mr. Casserley report to any Board member on a regular basis who has material operational responsibilities beyond customary fiduciary and corporate governance responsibilities, (ii) the failure to appoint Mr. Casserley to the Board as of the employment commencement date or the failure during the term of employment to nominate him and submit him to shareholders as a candidate for election to the Board, (iii) the relocation of Mr. Casserley’s principal office to a location other than the New York, New York or London, England metropolitan areas and (iv) other events constituting good reason. The Company has 30 days to cure any action or breach constituting “good reason.”

In the event of a Qualifying Termination within two years following a “change of control” (as such term is defined in the Agreement), Mr. Casserley would be entitled to the severance benefits described above except that the Severance Payment would be paid in lump sum and Mr. Casserley would receive full service-vesting credit (but not performance-vesting credit) for each of the annual equity-based long-term incentive awards granted to him.

Lastly, upon termination of employment (other than for “cause”) concurrent with or following the expiration of the full five year term of the Agreement, Mr. Casserley would be entitled to the following benefits: (i) two years of service-vesting credit (but not performance-vesting credit) for each of the annual equity-based long-term incentive awards granted to him, (ii) each vested stock option held by Mr. Casserley will remain exercisable for three years following the termination date or, if earlier, the normal expiration date of the stock option and (iii) such termination will be treated as retirement for purposes of compensation previously paid or payable to him. As described above, for purposes of determining the service-vesting credit described above each annual equity-based long-term incentive award will be deemed to have been granted not later than April 30th of the year of grant and vest at a rate not greater less than 1/3rd per year on each of the first three anniversaries of the date of grant.

The Agreement also contains non-competition, non-solicitation and confidentiality provisions. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement which is attached as Exhibit 10.1 and incorporated herein by reference.

Mr. Casserley and the Company will also enter into the Company’s standard form of directors’ and officers’ deed of indemnity and indemnity agreement, pursuant to which, among other things, the Company agrees to indemnify its directors and officers and advance certain expenses to the fullest extent permitted by applicable law. The foregoing description of these forms is qualified in its entirety by reference to the full text of such agreements which are attached as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

Mr. Plumeri will resign as Chief Executive Officer on January 6, 2013 but will continue as non-executive Chairman and as an employee of Willis North America, Inc. Until his retirement date of July 7, 2013, all of the terms of Mr. Plumeri’s current employment agreement will remain in effect, except as modified to reflect Mr. Plumeri’s duties, responsibilities and reduced time commitment to the Company as non-executive Chairman beginning on January 7, 2013. The description of Mr. Plumeri’s retirement is qualified in its entirety by reference to his employment agreement (which is incorporated herein by reference as Exhibit 10.4) and the full text of the amendment to Mr. Plumeri’s employment agreement which is attached as Exhibit 10.5.

Also, on October 16, 2012, Mr. Hearn entered into an amended contract of employment which, when it becomes effective on January 1, 2013, provides (i) an annual base salary of £530,000 ($851,816 calculated at the exchange rate as of October 12, 2012 (£1: $1.6072)), (ii) an annual incentive award with a target value of 200% of his base salary (subject to his employment agreement currently in effect that provides for his annual incentive award in respect of the Company’s 2012 fiscal year to be no less than 150% of his base salary), and (iii) an annual long-term incentive award of 260% of his base salary at target. The employment agreement does not have a fixed term.

In the event that Mr. Hearn’s employment is terminated by Willis Limited without “cause” or Mr. Hearn resigns for “good reason” (as such terms are defined in the employment agreement and described below), Mr. Hearn would be entitled to the following benefits: (i) an amount equal to 150% of the sum of his annual base salary and target annual incentive award, which amount will be offset against any pay provided during the 12-month notice period set forth in the employment agreement or any pay in lieu of notice and will be payable in lump sum, (ii) a pro-rata portion of his annual incentive award for the year in which the termination of employment occurs, based on actual performance, payable at the same time that annual incentive awards are payable generally, (iii) any annual incentive awards earned but unpaid for any prior fiscal year, (iv) continuation of group medical coverage at the same rate that is applicable to active senior executive officers, (v) acceleration of all outstanding unvested options, restricted shares, deferred cash or other long term incentive awards due to vest in the twelve months following the termination date and (vi) each vested stock option held by Mr. Hearn will remain exercisable for 12 months following the termination date.

“Cause” means material willful misconduct or other events constituting cause. “Good reason” means a material adverse reduction in principal duties and responsibilities and other events constituting good reason.

In the event that Mr. Hearn’s employment is terminated by Willis Limited without “cause” or Mr. Hearn resigns for “good reason” within two years following a “change in control” (as such term is defined in the employment agreement), Mr. Hearn would be entitled to receive the severance benefits described above, except that the severance payment in prong (i) would be increased to 200% of the sum of his annual base salary and target annual incentive award.

The employment agreement also contains non-competition, non-solicitation and confidentiality provisions. The foregoing description of the employment agreement is qualified in its entirety by reference to the full text of the employment agreement which is attached as Exhibit 10.6 and incorporated herein by reference.

In addition, in order to retain the services of Mr. Victor P. Krauze during the transition period noted above, on October 16, 2012, the Company also entered into an Amendment, dated October 16, 2012, to the Offer of Promotion between Willis North America Inc.

and Mr. Krauze previously provided to Mr. Krauze on April 8, 2011 (the “Amendment”). Pursuant to the Amendment, effective immediately, Mr. Krauze will be eligible for an enhanced severance benefit if before December 31, 2013, he is involuntarily terminated by the Company other than for “good cause” (as such term is defined in the Offer of Promotion) or he resigns for “good reason” (as such term is defined in the Amendment and described below). Upon any such termination, Mr. Krauze is eligible to receive (i) 12 months of base salary and medical benefit continuation, (ii) payment of his annual incentive award for the 2012 fiscal year, subject to the achievement of the performance goals established by the Compensation Committee, (iii) waiver of the repayment obligations applicable to his cash retention awards, (iv) full vesting of all outstanding equity and long-term incentive awards granted through 2012, and (v) full vesting of accrued deferred compensation.

“Good reason” means, (i) a material diminution in status, position, authority or duties which in Mr. Krauze’s reasonable judgment is materially inconsistent with and has a material adverse impact on his status, position, authority or duties, (ii) beginning on April 2, 2013 and ending on December 31, 2013, Mr. Krauze’s dissatisfaction with the strategy, policies or operating procedures adopted by the then Chief Executive Officer of the Company and (iii) other events constituting good reason.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment which is attached as Exhibit 10.7 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated as of October 16, 2012, by and between Willis Group Holdings Public Limited Company and Mr. Dominic Casserley.

10.2	Form of Deed of Indemnity of Willis Group Limited Public Limited Company with directors and officers (incorporated by reference to Exhibit 10.20 to the Company’s Form 8-K filed on January 4, 2010).

10.3	Form of Indemnification Agreement of Willis North America, Inc. with directors and officers (incorporated by reference to Exhibit 10.21 to the Company’s Form 8-K filed on January 4, 2010).

10.4	2010 Amended and Restated Employment Agreement, dated as of January 1, 2010, by and between Willis North America, Inc., a subsidiary of Willis Group Holdings Public Limited Company, and Joseph J. Plumeri (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on January 22, 2010 (SEC File No. 001-16503)).

10.5	First Amendment to Employment Agreement, dated as of October 16, 2012, by and between Willis North America Inc., a subsidiary of Willis Group Holdings Public Limited Company, and Joseph J. Plumeri.

10.6	Contract of Employment, dated as of October 16, 2012 by and between Willis Limited, a subsidiary of Willis Group Holdings Public Limited Company, and Stephen P. Hearn.

10.7	First Amendment to Offer of Promotion, dated as of October 16, 2012, by and between Willis North America Inc., a subsidiary of Willis Group Holdings Public Limited Company, and Victor P. Krauze.

99.1	Press Release dated October 17, 2012.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2012	WILLIS GROUP HOLDINGS
PUBLIC LIMITED COMPANY

	By:	/s/ Adam Rosman

Adam Rosman
Group General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Employment Agreement, dated as of October 16, 2012, by and between Willis Group Holdings Public Limited Company and Mr. Dominic Casserley.

10.2	Form of Deed of Indemnity of Willis Group Limited Public Limited Company with directors and officers (incorporated by reference to Exhibit 10.20 to the Company’s Form 8-K filed on January 4, 2010).

10.3	Form of Indemnification Agreement of Willis North America, Inc. with directors and officers (incorporated by reference to Exhibit 10.21 to the Company’s Form 8-K filed on January 4, 2010).

10.4	2010 Amended and Restated Employment Agreement, dated as of January 1, 2010, by and between Willis North America, Inc., a subsidiary of Willis Group Holdings Public Limited Company, and Joseph J. Plumeri (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed on January 22, 2010 (SEC File No. 001-16503)).

10.5	First Amendment to Employment Agreement, dated as of October 16, 2012 by and between Willis North America Inc., a subsidiary of Willis Group Holdings Public Limited Company, and Joseph J. Plumeri.

10.6	Contract of Employment, dated as of October 16, 2012 by and between Willis Limited, a subsidiary of Willis Group Holdings Public Limited Company, and Stephen P. Hearn.

10.7	First Amendment to Offer of Promotion, dated as of October 16, 2012, by and between Willis North America Inc., a subsidiary of Willis Group Holdings Public Limited Company, and Victor P. Krauze.

99.1	Press Release dated October 17, 2012.